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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Form S-3 (File No. 333-106616) and Form S-8 (File Nos. 33-18278, 33-56420, 33-53303, 333-51073, 333-93803, 333-47268, and 333-102321) of our reports dated April 18, 2005, relating to the consolidated financial statements and financial statement schedule of Mandalay Resort Group (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets") and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 18, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM